Exhibit 99.1
UWM Holdings Corporation Announces
Second Quarter 2021 Results
$138.7 million in 2Q21 Net Income; Record Quarterly Total Loan Volume of $59.2 billion and Purchase Volume of $24.1 billion in 2Q21
PONTIAC, MI, August 16, 2021 - UWM Holdings Corporation (NYSE: UWMC), the publicly traded indirect parent of United Wholesale Mortgage (“UWM”), the #1 wholesale mortgage lender in America, today announced its results for the second quarter ended June 30, 2021. UWMC reported 2Q21 net income of $138.7 million on $59.2 billion in total originations. The record loan origination volume for the quarter also included a quarterly record of $24.1 billion in purchase volume and net income for the second quarter was inclusive of a $219.1 million decline in fair value of mortgage servicing rights (MSRs).
Mat Ishbia, Chairman and CEO of UWMC, said: "We demonstrated the strength of our business by delivering our best quarter of all-time in terms of overall production and purchase production. As we have said previously, UWM is built to succeed not only when there is a refi boom and margins are at record highs, but also when margins are compressed and purchase business drives the volume. Consumers are increasingly coming to realize that working with a broker is the cheapest, fastest and easiest way to get a mortgage, and as long as the wholesale channel flourishes, so will UWM as the undisputed leader and champion of the channel."
Second Quarter 2021 Financial Highlights

•Originations of $59.2 billion, a 90% increase from $31.1 billion in 2Q20
•Purchase originations of $24.1 billion, a 288% increase compared to $6.2 billion in 2Q20
•Total gain margin of 81 bps in 2Q21 compared to 243 bps in 2Q20
•Second quarter 2021 net income of $138.7 million inclusive of a $219.1 million decline in fair value of MSRs as compared to $539.5 million for 2Q20 inclusive of $70.0 million of expenses related to amortization, impairment, and pay-offs of MSRs.
•Total equity of $2.69 billion at June 30, 2021 as compared to $1.47 billion at June 30, 2020
~~•~~Unpaid principal balance of mortgage servicing rights increased to $260.5 billion at June 30, 2021 from $109.4 billion at June 30, 2020
~~•~~Commenced stock buyback and repurchased 790,599 shares of Class A Common Stock for $6.1 million through June 30, 2021

Production and Income Statement Highlights (dollars in thousands)

	Q2 2021	Q1 2021	Q2 2020
Closed loan volume(1)	$59,210,747	$49,094,240	$31,137,561
Total gain margin(1)(2)	0.81%	2.19%	2.43%
Net income	$138,712	$860,005	$539,487
Adjusted net income(3)	106,841	665,318	411,769
Adjusted EBITDA(3)	209,651	711,418	531,988

(1)Key operational metric - see discussion below.
(2)Represents total loan production income divided by total production.
(3)Non-GAAP metric - see discussion below.
Balance Sheet Highlights as of Period-end (dollars in thousands)

	Q2 2021	Q1 2021	Q2 2020
Cash and cash equivalents	$1,048,177	$1,592,663	$570,439
Mortgage loans at fair value	12,404,112	5,503,271	5,793,106
Mortgage servicing rights (fair value at Q2 2021 and Q1 2021; amortized cost in Q2 2020)(1)	2,662,556	2,300,434	924,260
Total assets	16,844,098	10,372,626	7,773,873
Non-funding debt (2)	1,548,088	1,270,167	362,251
Total equity	2,686,986	2,778,036	1,468,151
Non-funding debt to equity (2)	0.58	0.46	0.25

(1)The Company elected the fair value method of accounting for mortgage servicing rights effective January 1, 2021.
(2)Non-GAAP metric - please see discussion below.
Mortgage Servicing Rights (dollars in thousands)

	Q2 2021	Q1 2021	Q2 2020
Unpaid principal balance	$260,514,602	$220,978,670	$109,355,531
Weighted average interest rate	2.97%	3.00%	3.63%
Weighted average age (months)	7	7	5
Operational and Community Highlights
•We maintained an average application to clear to close time (“Days to Close”) of approximately 18 days in 2Q21 while management estimates that the industry average remains at an average of 47 days during second quarter 2021, as released in the June ICE Mortgage Technology Origination Insight Report
•Our 1.19% 60+ days delinquency and our 1.06% forbearance rates, as of June 30, 2021, are significantly better than the industry averages of 4.37% and 3.76%, respectively, highlighting our strong credit quality
•We launched FutureU, an internship program for children that are aging out of the foster care system, aimed at providing a career launching pad at UWM
Technology Update

•In Q2 we launched a proprietary document management software platform that enables end-to-end document management, making our process more efficient. We expect estimated annual costs savings of approximately $8M.

 Product and Investor Mix - Unpaid Principal Balance as of Period-end (dollars in thousands)

Purchase:	Q2 2021	Q1 2021	Q2 2020
Conventional	$17,439,162	$10,310,924	$4,628,755
Jumbo	3,151,864	13,264	61,383
Government	3,471,430	1,893,354	1,515,975
Total Purchase	$24,062,456	$12,217,542	$6,206,113

Refinance:	Q2 2021	Q1 2021	Q2 2020
Conventional	$30,143,310	$33,623,348	$22,852,618
Jumbo	2,737,040	5,446	127,706
Government	2,267,940	3,247,904	1,951,124
Total Refinance	$35,148,290	$36,876,698	$24,931,448
Total Originations	$59,210,746	$49,094,240	$31,137,561

Chairman and CEO of UWMC, Mat Ishbia, added: “In Q2 we began seeing the return from the foundation we built, particularly in the rapid growth of our purchase production, and also evidenced by the renewed focus on Jumbo, Manufactured Homes, and FHA”
Third Quarter 2021 Outlook
We anticipate third quarter production to be in the $57-$62 billion range, with expected gain margin between 75 and 100 bps.
Dividend
Subsequent to June 30, 2021, the UWMC Board of Directors declared a cash dividend of $0.10 per share on the outstanding shares of Class A common stock. The dividend is payable on October 6, 2021 (the “Dividend Payment Date”) to stockholders of record at the close of business on September 10, 2021. On or before the Dividend Payment Date, the Board, in its capacity as the Manager of UWM Holdings LLC ("Holdings LLC") and pursuant to its authority under the Holdings LLC Amended and Restated Operating Agreement, will determine whether to (a) make distributions from Holdings LLC to only UWM Holdings Corporation, as the owner of the Class A Units of Holdings LLC with the proportional amount due to SFS Holding Corp. ("SFS Corp.") as the owner of the Class B Units of Holdings LLC, being distributed upon the sooner to occur of (i) the Board making a determination to do so or (ii) the date on which Class B Units of Holdings LLC are converted into shares of Class B common stock of UWMC or (b) make proportional and simultaneous distributions from Holdings LLC to both UWM Holdings Corporation, as the owner of the Class A Units of Holdings LLC and to SFS Corp. as the owner of the Class B Units of Holdings LLC.
Recent Developments

Subsequent to June 30, 2021, the Company repurchased an additional 1.5 million shares of Class A common stock for approximately $11.5 million pursuant to the share repurchase plan authorized by the Company's Board of Directors.

Earnings Conference Call Details
As previously announced, UWMC will hold a conference call for financial analysts and investors on Monday, August 16 at 4:30 PM ET to review the results and answer questions. Interested parties may register for a toll-free dial-in number by visiting:

• http://www.directeventreg.com/registration/event/6547218
•Conference ID: 6547218
•Conference Call Name: UWM Holdings Corporation 2Q 2021 Earnings Call
Please dial in at least 15 minutes in advance to ensure a timely connection to the call. Audio webcast, taped replay and transcript will be available on the UWMC investor relations website at https://investors.uwm.com/.
Key Operational Metrics
“Closed loan volume” and “Total gain margin” are key operational metrics that UWMC management uses to evaluate the performance of the business. “Closed loan volume” is the aggregate principal of the residential mortgage loans originated by UWMC during a period. “Total gain margin” represents total loan production income divided by total production.

Non-GAAP Metrics
UWMC's net income for periods prior to the first quarter of 2021 does not reflect a significant income tax provision, since UWM (UWMC's accounting predecessor) is a pass-through entity not subject to federal and most state income taxes. For periods commencing with the first quarter of 2021, UWMC's net income does not reflect the income tax provision that would otherwise be reflected if 100% of the economic interest in UWM was owned by UWMC. Therefore, for comparison purposes, UWMC provides “Adjusted net income”, which is our pre-tax income adjusted for a 23.78% estimated effective tax rate. “Adjusted net income” is a Non-GAAP Metric.

We also disclose Adjusted EBITDA, which we define as earnings before interest expense on non-funding debt, provision for income taxes, depreciation and amortization of premises and equipment, stock-based compensation expense, the change in fair value of MSRs due to valuation inputs or assumptions (for periods subsequent to the election of the fair value method accounting for MSRs), and the impairment or recovery of MSRs (for periods prior to the election of the fair value method of accounting for MSRs), the impact of non-cash deferred compensation expense, and the change in fair value of Public and Private Warrants. We exclude the change in fair value of Public and Private Warrants and the change in fair value of MSRs due to valuation inputs or assumptions, or impairment or recovery of MSRs prior to the election of the fair value method of accounting for MSRs, as these represent non-cash, non-realized adjustments to our earnings, which is not indicative of our performance or results of operations. Adjusted EBITDA includes interest expense on funding facilities, which are recorded as a component of interest expense, as these expenses are a direct operating expense driven by loan origination volume. By contrast, interest expense on non-funding debt is a function of our capital structure and is therefore excluded from Adjusted EBITDA.

In addition, we disclose “Non-funding debt” and the “Non-funding debt to equity ratio” as a Non-GAAP metric. We define “Non-funding debt” as the total of UWMC's senior notes, operating lines of credit, equipment note payable, and finance leases as reported on our balance sheet, and the “Non-funding debt to equity ratio” as Non-funding debt divided by UWMC’s total equity.

Management believes that these Non-GAAP metrics provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies.

The following table presents these non-GAAP financial measures along with their most directly comparable financial measure calculated in accordance with GAAP (dollars in thousands):

Adjusted net income	Q2 2021	Q1 2021	Q2 2020
Earnings before income taxes	$140,174	$872,891	$540,237
Impact of estimated effective tax rate of 23.78%	(33,333)	(207,573)	(128,468)
Adjusted net income	$106,841	$665,318	$411,769

Adjusted EBITDA	Q2 2021	Q1 2021	Q2 2020
Net income	$138,712	$860,005	$539,487
Interest expense on non-funding debt	22,292	16,343	5,472
Provision for income taxes	1,462	12,886	750
Depreciation and amortization	8,353	7,289	2,676
Stock-based compensation expense	2,327	—	—
Change in fair value of MSRs due to valuation inputs or assumptions	38,035	(197,802)	—
(Recovery)/Impairment of MSRs	—	—	(25,697)
Deferred compensation, net	—	30,000	9,300
Change in fair value of Public and Private Warrants	(1,530)	(17,303)	—
Adjusted EBITDA	$209,651	$711,418	$531,988

Non-funding debt and non-funding debt to equity	Q2 2021	Q1 2021	Q2 2020
Senior notes	$1,483,587	$789,870	$—
Operating lines of credit	—	400,000	335,000
Equipment note payable	2,583	25,424	27,251
Finance lease liability	61,918	54,873	—
Total non-funding debt	$1,548,088	$1,270,167	$362,251
Total equity	$2,686,986	$2,778,036	$1,468,151
Non-funding debt to equity	0.58	0.46	0.25
Forward Looking Statements
This press release and our earnings call include forward-looking statements. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” and similar words indicating that these reflect our views with respect to future events. Forward-looking statements in this press release include statements regarding: (1) our foundation and strategies for growth and the drivers of that growth; (2) our “All-In” initiative and its impact on our business and industry; (3) our performance in shifting market conditions and the comparison of such performance against our competitors; (4) growth of the wholesale channel and the benefits to our business of such growth; (5) our investments in technology and the impact to our operations and financial results; (6) our purchase production and product mix; and (7) our anticipated ranges for production volume and margin in the third quarter of 2021. These statements are based on management’s current expectations, but are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results materially differ from those stated or implied in the forward-looking statements, including (i) UWM’s dependence on macroeconomic and U.S. residential real estate market conditions, including changes in U.S. monetary policies that affect interest rates; (ii) UWM’s reliance on its warehouse facilities and the risk of a decrease in the value of the collateral underlying certain of its facilities causing an unanticipated margin call; (iii) UWM’s ability to sell loans in the secondary market; (iv) UWM’s dependence on the government sponsored entities such as Fannie Mae and Freddie Mac; (v) changes in the GSEs’, FHA, USDA and VA guidelines or GSE and Ginnie Mae guarantees; (vi) UWM’s dependence on Independent Mortgage Advisors to originate mortgage loans; (vii) the risk that an increase in the value of the MBS UWM sells in forward markets to hedge its pipeline may result in an unanticipated margin call; (viii) UWM’s inability to continue to grow, or to effectively manage the growth of, its loan origination volume; (ix) UWM’s ability to continue to attract and retain its Independent Mortgage Advisor relationships; (x) UWM’s ability to implement technological innovation; (xi) UWM’s ability to continue to comply with the complex state and federal laws regulations or practices applicable to mortgage loan origination and servicing in general; and (xii) other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission including those under “Risk Factors” therein. With respect to expectations regarding the share repurchase program, the amount and timing of share repurchases will depend upon, among other things, market conditions, share price, liquidity targets, regulatory requirements. We wish to caution readers that certain important factors may have affected and could in the future affect our results and could cause actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of us. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

About UWM Holdings Corporation and United Wholesale Mortgage
Headquartered in Pontiac, Michigan, UWM Holdings Corporation is the publicly traded indirect parent of United Wholesale Mortgage (“UWM”). UWM is the #1 wholesale lender in the nation six years in a row, providing state-of-the-art technology and unrivaled client service. UWM underwrites and provides closing documentation for residential mortgage loans originated by independent mortgage brokers, correspondents, small banks and local credit unions. UWM focuses on providing highly efficient, accurate and expeditious lending support. UWM’s exceptional teamwork and focus on technology result in the delivery of innovative mortgage solutions that drive the company’s ongoing growth in market share and its leadership position as the foremost advocate for independent mortgage brokers. For more information, visit www.uwm.com.

For inquiries regarding UWM, please contact:
INVESTOR CONTACT	MEDIA CONTACT
MATT ROSLIN	NICOLE YELLAND
InvestorRelations@uwm.com	Media@uwm.com

UWM HOLDINGS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2021	December 31, 2020
Assets	(Unaudited)
Cash and cash equivalents	$1,048,177	$1,223,837
Mortgage loans at fair value	12,404,112	7,916,515
Derivative assets	75,438	61,072
Accounts receivable, net	317,458	253,600
Mortgage servicing rights	2,662,556	1,756,864
Premises and equipment, net	130,864	107,572
Operating lease right-of-use asset, net (includes $86,748 and $92,571 with related parties)	87,130	93,098
Finance lease right-of-use asset (includes $29,385 and $0 with related parties)	61,356	22,929
Other assets	57,007	57,989
Total assets	$16,844,098	$11,493,476
Liabilities and Equity
Warehouse lines of credit	$11,249,213	$6,941,397
Accounts payable and accrued expenses	1,018,536	847,745
Accrued distributions and dividends payable	160,444	—
Derivative liabilities	82,551	66,237
Equipment note payable	2,583	26,528
Operating lines of credit	—	320,300
Senior notes	1,483,587	789,323
Operating lease liability (includes $97,898 and $104,006 with related parties)	98,280	104,534
Finance lease liability (includes $29,576 and $0 with related parties)	61,918	23,132
Total liabilities	14,157,112	9,119,196
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2021	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 102,318,776 shares issued and outstanding as of June 30, 2021	10	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2021	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2021	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of June 30, 2021	150	—
Additional paid-in capital	187	24,839
Retained earnings	109,397	2,349,441
Non-controlling interest	2,577,242	—
Total equity	2,686,986	2,374,280
Total liabilities and equity	$16,844,098	$11,493,476

UWM HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended			For the six months ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Revenue
Loan production income	$479,274	$1,074,665	$755,967	$1,553,939	$1,160,181
Loan servicing income	145,278	123,789	62,056	269,067	112,153
Change in fair value of mortgage servicing rights	(219,104)	(59,259)	—	(278,363)	—
Gain (loss) on sale of mortgage servicing rights	10	4,763	(15,275)	4,773	(65,497)
Interest income	79,194	45,912	27,900	125,106	79,267
Total revenue, net	484,652	1,189,870	830,648	1,674,522	1,286,104
Expenses
Salaries, commissions and benefits	172,951	213,061	134,749	386,012	256,533
Direct loan production costs	15,518	13,162	10,625	28,680	23,179
Marketing, travel, and entertainment	11,330	10,495	2,820	21,825	10,254
Depreciation and amortization	8,353	7,289	2,676	15,642	5,321
Servicing costs	23,067	20,508	12,644	43,575	25,966
Amortization, impairment and pay-offs of mortgage servicing rights	—	—	70,046	—	288,800
General and administrative	42,116	16,778	26,826	58,894	42,402
Interest expense	72,673	52,990	30,025	125,663	73,063
Other (income)/expense	(1,530)	(17,304)	—	(18,834)	—
Total expenses	344,478	316,979	290,411	661,457	725,518
Earnings before income taxes	140,174	872,891	540,237	1,013,065	560,586
Provision for income taxes	1,462	12,886	750	14,348	750
Net income	138,712	860,005	539,487	998,717	559,836
Net income attributable to non-controlling interest	130,448	812,020	N/A	$942,468	N/A
Net income attributable to UWMC	$8,264	$47,985	N/A	$56,249	N/A

Earnings per share of Class A common stock:
Basic	$0.08	$0.47	N/A	$0.55	N/A
Diluted	$0.07	$0.33	N/A	$0.39	N/A
Weighted average shares outstanding:
Basic	102,760,823	103,104,205	N/A	102,908,906	N/A
Diluted	1,605,067,478	1,605,173,992	N/A	1,605,215,562	N/A

Addendum to Exhibit 99.1

This addendum includes the Company's Condensed Consolidated Balance Sheets as of June 30, 2021 and the preceding four quarters and Statements of Operations for the quarter ended June 30, 2021 and the preceding four quarters, for purposes of providing historical quarterly trending information to investors.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and per share amounts)

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Assets	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
Cash and cash equivalents	$1,048,177	$1,592,663	$1,223,837	$755,795	$570,439
Mortgage loans at fair value	12,404,112	5,503,271	7,916,515	5,215,196	5,793,106
Derivative assets	75,438	113,168	61,072	51,053	56,938
Accounts receivable, net	317,458	549,381	253,600	246,862	217,325
Mortgage servicing rights	2,662,556	2,300,434	1,756,864	1,411,272	924,260
Premises and equipment, net	130,864	111,964	107,572	51,548	81,522
Operating lease right-of-use asset, net	87,130	87,896	93,098	109,680	111,753
Finance lease right-of-use asset	61,356	54,456	22,929	—	—
Other assets	57,007	59,393	57,989	66,397	18,530
Total assets	$16,844,098	$10,372,626	$11,493,476	$7,907,803	$7,773,873
Liabilities and Equity
Warehouse lines of credit	$11,249,213	$4,823,740	$6,941,397	$4,913,206	$5,408,390
Accrued distributions and dividends payable	1,018,536	1,185,499	847,745	462,074	360,972
Accrued dividends payable	160,444	160,517	—	—	—
Derivative liabilities	82,551	55,479	66,237	41,498	50,654
Equipment note payable	2,583	25,424	26,528	25,925	27,251
Operating lines of credit	—	400,000	320,300	320,300	335,000
Senior notes	1,483,587	789,870	789,323	—	—
Operating lease liability	98,280	99,188	104,534	122,439	123,455
Finance lease liability	61,918	54,873	23,132	—	—
Total liabilities	14,157,112	7,594,590	9,119,196	5,885,442	6,305,722
Equity:
Preferred stock, $0.0001 par value - 100,000,000 shares authorized, none issued and outstanding as of June 30, 2021	—	—	—	—	—
Class A common stock, $0.0001 par value - 4,000,000,000 shares authorized, 102,318,776 shares issued and outstanding as of June 30, 2021	10	10	—	—	—
Class B common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2021	—	—	—	—	—
Class C common stock, $0.0001 par value - 1,700,000,000 shares authorized, none issued and outstanding as of June 30, 2021	—	—	—	—	—
Class D common stock, $0.0001 par value - 1,700,000,000 shares authorized, 1,502,069,787 shares issued and outstanding as of June 30, 2021	150	150	—	—	—
Additional paid-in capital	187	—	24,839	24,839	—
Retained earnings	109,397	113,078	2,349,441	1,997,522	1,468,151
Non-controlling interest	2,577,242	2,664,798	—	—	—
Total equity	2,686,986	2,778,036	2,374,280	2,022,361	1,468,151
Total liabilities and equity	$16,844,098	$10,372,626	$11,493,476	$7,907,803	$7,773,873

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except shares and per share amounts)
(Unaudited)

	For the three months ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Revenue
Loan production income	$479,274	$1,074,665	$1,667,252	$1,723,981	$755,967
Loan servicing income	145,278	123,789	105,648	70,503	62,056
Change in fair value of mortgage servicing rights	(219,104)	(59,259)	—	—	—
Gain (loss) on sale of mortgage servicing rights	10	4,763	3,538	(324)	(15,275)
Interest income	79,194	45,912	41,852	40,041	27,900
Total revenue, net	484,652	1,189,870	1,818,290	1,834,201	830,648
Expenses
Salaries, commissions and benefits	172,951	213,061	89,437	206,174	134,749
Direct loan production costs	15,518	13,162	14,595	16,685	10,625
Marketing, travel, and entertainment	11,330	10,495	6,452	3,572	2,820
Depreciation and amortization	8,353	7,289	8,749	2,749	2,676
Servicing costs	23,067	20,508	29,549	15,320	12,644
Amortization, impairment and pay-offs of mortgage servicing rights	—	—	215,390	68,928	70,046
General and administrative	42,260	16,778	28,024	28,520	26,826
Interest expense	72,673	52,990	53,353	40,620	30,025
Other (income) expense	(1,530)	(17,304)	—	—	—
Total expenses	344,478	316,979	445,549	382,568	290,411
Earnings before income taxes	140,174	872,891	1,372,741	1,451,633	540,237
Provision for income taxes	1,462	12,886	950	750	750
Net income	138,712	860,005	1,371,791	1,450,883	539,487
Net income attributable to non-controlling interest	130,448	812,020	N/A	N/A	N/A
Net income attributable to UWMC	$8,264	47,985	N/A	N/A	N/A

Earning per share of Class A common stock:
Basic	$0.08	$0.47	N/A	N/A	N/A
Diluted	$0.07	$0.33	N/A	N/A	N/A
Weighted average shares outstanding:
Basic	102,760,823	103,104,205	N/A	N/A	N/A
Diluted	1,605,067,478	1,605,173,992	N/A	N/A	N/A